                                                                 CONFORMED COPY

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    -----------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                                And Regulation FD

         Date of Report (Date of earliest event reported) April 17, 2002

                              WHIRLPOOL CORPORATION
        ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                           1-3932               38-1490038
---------------------------           ------------------     -------------------
(State or other jurisdiction           (Commission File       (I.R.S. Employer
       of incorporation)                    Number)          Identification No.)



               2000 M63 North, Benton Harbor, Michigan 49022-2692
               --------------------------------------------------
              (Address of principal executive officers) (Zip Code)


                                 (616)-923-5000
           -----------------------------------------------------------
               Registrant's telephone number, including area code

Item 5.   Other Events
          ------------

                  On April 17, 2002, the Company announced its first quarter 2002 earnings. First quarter core earnings were $92 million, or $1.32 per diluted share, compared with core earnings of $73 million, or $1.10 per diluted share, in the first quarter of 2001.

                  First quarter net earnings were $84 million, or $1.21 per diluted share, compared with net earnings of $41 million, or $0.61 per diluted share, in the same period last year. Net sales of $2.6 billion increased 2 percent, or 5 percent absent currency translations, from the first quarter of 2001.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

                  Copy of press release dated April 17, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 WHIRLPOOL CORPORATION

                                                 Registrant

Date: April 22, 2002                          By: /s/ Robert T. Kenagy
                                                 -------------------------------
                                                 Name:  Robert T. Kenagy
                                                 Title:   Corporate Secretary